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                         UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF OKLAHOMA


___________________________________

In re:

Freymiller Trucking, Inc.,                         Bky. No. 95-12095-BH


                          Debtor.

___________________________________

          STIPULATION FOR SECURED BORROWING AND USE OF CASH COLLATERAL

                 Freymiller Trucking, Inc., an Indiana corporation (the "Debtor"), and Norwest Business Credit, Inc., a Minnesota corporation (the "Secured Party"), hereby stipulate and agree, subject to approval of this Stipulation by the Court as hereinafter set forth, as follows:

                 1. Nature and Amount of Secured Party's Claim. The Debtor hereby stipulates and agrees that:

                 (a) The Secured Party is the holder of a claim as of April 20, 1995 (the "Secured Party's Claim") against the Debtor in the sum of $7,696,653.44 consisting of total borrowings ($5,671,653.44) and obligations in respect of presently undrawn letters of credit ($2,025,000.00), plus all costs and expenses of administration, collection and enforcement in accordance with the loan documentation incurred by Secured Party prior to commencement of the Debtor's bankruptcy case (the "Case"), plus, to the extent permitted under
         Section 506(b) of the United States Bankruptcy Code (the "Code"), interest accrued after commencement of the Case and the reasonable fees, costs and charges referred to in Section 506(b).
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                 (b)      The Secured Party's Claim is evidenced by the
         Debtor's Revolving Note dated as of February 11, 1993 (as amended to date, the "Note") and the Revolving Credit Agreement dated as of February 11, 1993 (as amended to date, the "Credit Agreement"), and is secured, among other things, pursuant to the following documents each dated as of February 11, 1993 unless otherwise noted (collectively, the "Security Documents"): (1) the Security Agreement, as amended to date (the "Security Agreement"), (2) the Collateral Account Agreement by the Debtor and Norwest Bank Iowa, National Association ("Norwest Iowa"), (3) four Occupancy Agreements, one of which is dated May 5, 1994, (4) the Assignment of Life Insurance Policy as Collateral (the "Life Insurance Assignment"), (5) the Special Deposit Agreement dated as of February 9, 1993 by the Debtor and Community First Bank, (6) the Agreement as to Lockbox Service (the "Lockbox Agreement") by the Debtor and Norwest Iowa, (7) the collateral account letter agreement dated March 20, 1995 by the Debtor and Bank IV Oklahoma, N.A., and (8) the Special Deposit Agreement by Harris Trust and Savings Bank and the Debtor dated March 31, 1993.

                 (c) Payment of the Secured Party's Claim is absolutely and unconditionally due and payable, without defense, offset or counterclaim, and the Debtor waives and releases any right to object to the allowance of the Secured Party's Claim, provided, however, the portion of the Secured Party's Claim with respect to letters of credit which expire undrawn shall not be allowed, and, provided further, the Debtor reserves its right to challenge the amount of expenses charged by the Secured Party.





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                 (d)      The Secured Party's Claim is secured by a security
         interest in (A) all collateral security granted to the Secured Party pursuant to the Security Documents and all other documents given by the Debtor in favor of the Secured Party (including, without limitation, all inventory, accounts, chattel paper, instruments, equipment and general intangibles, and vehicles, as those terms are defined in the Uniform Commercial Code, in existence on or before the commencement of the Debtor's Case and the life insurance policy assigned pursuant to the Life Insurance Assignment); and (B) all proceeds and products of such collateral security acquired by the estate created by the Debtor's Case (the "Estate") after the commencement of the Case, except only allowances to the Estate for improvements made by the Estate after the commencement of the Case, as determined pursuant to Section 552(b) of the Code.

                 (e) Except as the Secured Party may otherwise agree, in writing, the Debtor will look solely to its rights under paragraph 3 below to recover any costs and expenses of preserving said collateral security and such proceeds and products (which collateral security, proceeds and products are herein called the "Prepetition Collateral") and for any allowances or reimbursement for any improvements made by the Estate after commencement of the Case.

                 (f) Secured Party acknowledges that its security interest in and to the Debtor's tractors and trailers, except for the Show Truck and the Motor Coach as defined in paragraph 5(e) below, was not perfected at the date of commencement of the case. Otherwise, unless the Debtor files a written objection or complaint with the Court properly objecting to the perfection of any security interest in favor of Secured Party





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         on or before the final hearing on the approval of this Stipulation, which shall be held within 30 days of the issuance of the interim order approving this Stipulation, the due and proper perfection of such security interest shall be deemed admitted and approved, and the Debtor shall be deemed to have waived and released any right to object thereto.

                 2.       Use of Collateral; Adequate Protection.

                 (a) The Debtor stipulates and agrees that, other than as permitted herein, prior to the termination of this Stipulation, it:
         (1) will not without prior written consent of the Secured Party engage in, or seek authority for, (A) any use of cash collateral of the Secured Party except as permitted herein, or (B) any use, sale or lease of Prepetition Collateral other than in the ordinary course of business, provided, however, that the Debtor (i) may trade in GE-financed 1993 tractors and Mercedes Benz-financed 1993 tractors on reasonable business terms for new tractors without the prior written consent of the Secured Party, and (ii) may sell of or lease tractors and trailers without the prior written consent of Secured Party as long as the same are on usual business terms and any surplus proceeds from the sale or lease of such tractors and trailers after payment of prior liens are paid to Secured Party as set forth herein and, provided further, that nothing herein shall prohibit the Debtor from seeking to consummate any transaction necessary or appropriate in connection with its confirmed plan of reorganization; (2) will keep insured and properly care for all tangible Prepetition Collateral as provided in the Credit Agreement, Security Documents and the documents related thereto; (3) will segregate and account for all cash collateral of





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         the Secured Party; and (4) will pay to the Secured Party on the first day of each month all interest accruing on the Secured Party's Claim in the prior month, provided that from and after April 20, 1995, such interest shall accrue at an annual rate equal to two percent (2%) over the Base Rate, as such term is defined in paragraph 5(a) below.

                 (b) Any cash collateral of the Secured Party used by the Debtor since the commencement of the Debtor's Case, but before the execution of this Stipulation, shall be treated as a New Loan under paragraph 5 hereof.

                 (c) Effective upon the earlier of December 31, 1995 or the date on which an order is entered in the Case confirming a plan ("the Termination Date"), the Secured Party's consent to the use of cash collateral shall expire, and the Debtor and the Secured Party shall have with respect to the use and disposition of property of the Estate the rights and duties imposed by the Code and any order of the Court, provided that such expiration shall not affect any rights or liens in the property of the Estate granted to the Secured Party during the period this Stipulation is in effect nor the agreement of Debtor in paragraph 3 hereof.

                 3. Allowance for Improvements made by the Estate. In consideration of the Debtor's right to use collateral in accordance with paragraph 2 and in view of the effect of such use, no allowance shall be made to the Estate for any insurance, preservation, repair or improvement with respect to any of the Prepetition Collateral, except as otherwise agreed hereafter in writing by the Secured Party.

                 4. Segregation and Payment of the Secured Party's Cash Collateral. The Debtor shall pay over to the Secured Party for application to the Secured Party's Claim all





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cash proceeds of Prepetition Collateral now held by Debtor.  The Lockbox
Agreement shall remain in full force and effect and the Debtor shall continue to notify all account debtors to direct payments to the lock box. On a daily basis, unless otherwise agreed by the Secured Party in writing, the Debtor shall account to the Secured Party for any sums received directly by the Debtor, and shall pay over to the Secured Party for application on the Secured Party's Claim as provided herein, all cash proceeds of the Prepetition Collateral (except to the extent such proceeds are necessary to satisfy perfected, prepetition liens on the item of prepetition collateral sold) received by the Debtor during that day. All cash proceeds of Prepetition Collateral shall be deposited in a collateral account (the "Collateral Account") under the exclusive control of the Secured Party, established at a bank selected by the Debtor and reasonably satisfactory to the Secured Party. After allowing for the collection of uncollected items, the Secured Party is authorized to and shall apply the amounts so deposited to the reduction of the Secured Party's Claim as provided herein.

                 Subject to paragraph 1(f) above, any application of sums by the Secured Party to the reduction of the Secured Party's Claim prior to the termination of this Stipulation shall be final. Subject to paragraph 1(f) above, neither such application nor the validity of the Secured Party's pre-petition security interest in the Prepetition Collateral as security for the Secured Party's Claim shall be subject to challenge by the Debtor, and nothing shall impair the validity of such application or security interest.

                 5. Terms of Any New Loans to the Debtor. The Secured Party will make loans (the "New Loans") and issue guaranties of letters of credit (the "New L/C Guaranties")





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to or for the benefit of the Debtor from time to time before the Termination
Date on the following terms and conditions:

                 (a) The New Loans shall bear interest at an annual rate which shall at all times be equal to two percent (2%) over the rate of interest publicly announced from time to time by Norwest Bank Minnesota, National Association as its "base rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Secured Party, with interest computed on the basis of actual days elapsed in a 360-day year (the "Base Rate").

                 (b) All New Loans, with such interest thereon, and all New L/C Guaranties, with all fees associated therewith, and all collection costs and enforcement expenses related to each shall be:

                          (1) allowable under Section 503(b)(1) of the Code as an administrative expense with priority pursuant to the provisions of Section 364(c)(1) of the Code over all other administrative expenses of the kind specified in Section 503(b) or Section 507(b) of the Code and all other expenses and claims, provided that nothing herein shall prohibit the Debtor from paying such other administrative expenses from the proceeds of New Loans in the ordinary course of the Debtor's Case; and


                          (2) secured by (and the Secured Party is hereby granted) a lien on and security interest in all present and future property of the Estate, including both real and personal property, whether now held or hereafter acquired by the Estate, and including specifically and without limitation
                 (A) all of the Estate's now owned or hereafter acquired inventory, equipment, accounts, instruments,





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                 documents, chattel paper and general intangibles, as those terms are defined in the Uniform Commercial Code, (B) any recovery that the Estate may obtain pursuant to Sections 544, 545, 547, 548, 549 or 553 of the Code, (C) the Prepetition Collateral, (D) any real estate, and (E) all proceeds, products, rents, issues and profits of all of the foregoing (all herein referred to as the "Secured Party's Collateral"), which lien and security interest shall have priority over all other liens, claims and expenses, including administrative expenses, in the Debtor's Case, except as otherwise set forth in subparagraph 5(c) below and except all other contractual security interests in equipment or real estate of the Debtor which were duly perfected on the date of commencement of the Debtor's Case and are not subject to avoidance therein. The liens granted above to secure payment of the New Loans and the New L/C Guaranties shall be valid and enforceable regardless of whether the Court determines, in response to an objection or complaint filed in accordance with paragraph 1 above, that some or all of the liens held by the Secured Party in the Prepetition Collateral are unenforceable for any reason.

                 (c) Notwithstanding the provisions of subparagraph 5(b) above, the liens and security interest herein granted to the Secured Party shall be subordinate to the security interest in the Prepetition Collateral held by the Secured Party in the inventory, accounts, equipment, general intangibles and other assets of the Debtor which was duly perfected on the date of commencement of the Debtor's Case.





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                 (d)      The Debtor's obligation to repay the New Loans and to
         reimburse the Secured Party in connection with all New L/C Guaranties shall be evidenced by this Stipulation and by the Secured Party's books and records. Such obligation shall be due and payable on the termination of this Stipulation, with prepayments as herein provided. The liens securing the New Loans and New L/C Guaranties shall be evidenced by this Stipulation.

                 (e) The Debtor will not request, and the Secured Party shall not make, any New Loan or New L/C Guaranty unless the aggregate balance of the New Loans and New L/C Guaranties which would be outstanding hereunder if such New Loan or New L/C Guaranty were made, which when added to the amount of the Secured Party's Claim then outstanding, does not exceed the amount of a "Borrowing Base" computed as follows:

                          The lesser of $10,000,000 or

                                  (i)      90% of Eligible Billed Freight
                          Accounts Receivable, plus

                                  (ii)     70% of Eligible Unbilled Freight
                          Accounts Receivable; provided, however, that in no event shall the sum of (A) New L/C Guaranties plus
                          (B) Letter of Credit Guaranties under the Credit Agreement exceed $3,000,000, plus

                                  (iii)    $600,000, minus

                                  (iv) 100% of the net proceeds received by the Debtor from the sale, refinance or other disposition of the Debtor's Prevost motor home,





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                          vehicle identification number 2P9M33404L1001641 (the
                          "Motor Coach"),minus

                                  (v) 100% of the net proceeds received by the Debtor from the sale, refinance or other disposition of the Debtor's 1991 Freightliner show tractor, vehicle identification number
                          1F7DOY92MP506405 (the "Show Truck"),minus

                                  (vi)     50% of the net cash proceeds
                          received by the Debtor from the sale, refinancing or other disposition of each of the Debtor's tractors, whether such sale, refinancing or other disposition is in units or in bulk, and whenever consummated, minus

                                  (vii) 100% of the net cash proceeds received
                          by the Debtor from the sale, refinance or other disposition of each item of the Debtor's other machinery and equipment.

         For these purposes, "Letter of Credit Guaranties," "Eligible Billed Freight Accounts Receivable" and "Eligible Unbilled Freight Accounts Receivable" shall have the meanings given to such terms in the Credit Agreement. Notwithstanding the foregoing, the Secured Party may from time to time, at its sole discretion, make temporary New Loans to the Debtor and issue New L/C Guaranties which, when added to the aggregate balance of the New Loans, the New L/C Guaranties and the Secured Party's Claim then outstanding, would exceed the Borrowing Base.

                 (f) The Secured Party may terminate its obligation to make New Loans and issue New L/C Guaranties if an Event of Default has occurred under Section 6 below.





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                 (g)      The Secured Party will make New Loans and issue New
         L/C Guaranties only after the Secured Party and its legal counsel are satisfied that: (1) the liens securing the New Loans have been duly perfected by entry of an order approving this Stipulation; (2) there are no prior liens in the Secured Party's Collateral except the Secured Party's security interest in the Prepetition Collateral and other valid pre-petition security interests held by others and disclosed to the Secured Party; (3) there is appropriate and adequate insurance coverage for the Secured Party's Collateral as provided in the Credit Agreement, Security Documents, and documents related thereto; and (4) Don H. Freymiller has duly consented to this Stipulation, and the Bankruptcy Court has found that the Secured Party, by agreeing to this Stipulation, has not impaired in any way the enforceability of the Guaranty dated February 11, 1993, as amended, of Don H. Freymiller, in favor of the Secured Party (the "Guaranty") as to the Secured Party's Claim and the New Loans; and (5) the Court has approved this Stipulation and the Debtor's execution and delivery of it, and this Stipulation has been duly executed and delivered by the Debtor.

                 (h) The Debtor will immediately deposit in the Collateral Account, in the form received, all cash proceeds of any property of the Estate. The Lockbox Agreement shall remain in full force and effect and the Debtor shall continue to notify all account debtors to direct payments to the lock box. After allowing for the collection of uncollected items, the Secured Party is authorized to apply the amounts deposited in the Collateral Account first to the Secured Party's Claim and then to the payment of the New Loans. Any application of sums by the Secured Party to the





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         reduction of the Secured Party's Claim or the New Loans after the date of this Stipulation shall be final. Neither such application nor the lien and the security interest herein granted to the Secured Party shall be subject to challenge by the Debtor, and nothing shall impair the validity of such application and of such lien and security interest.

                 (i) The Secured Party is authorized to make the New Loans and to issue New L/C Guaranties upon telephonic or other oral or written request of Richard Kuehn and such other persons as set forth in the Credit Agreement and to disburse proceeds of the New Loans as instructed by such person(s).

                 (j) Each of the Debtor and the Secured Party agrees to comply with and abide by all applicable provisions of the Credit Agreement and Security Documents except as modified herein, including without limitation (i) the obligation of the Debtor to pay the Facility Fee, the Letter of Credit Fee, and all other fees payable to the Secured Party as provided in the Credit Agreement and Security Documents, and (ii) the procedures with respect to requesting New Loans, the issuance of New L/C Guaranties, and the repayment of same. The Secured Party shall have all of the rights thereby conferred both with respect to the Prepetition Collateral and the liens securing the New Loans, including the right to conduct periodic audits of the Debtor's business during reasonable business hours, with the right to have an auditor of the Secured Party on the Debtor's premises.





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                 (k)      The proceeds of all New Loans shall be used in the
         ordinary course of business.

                 (l) The Debtor shall at all times maintain an inventory of parts at a level exceeding $100,000.

                 (m) The Debtor shall pay, when due, the administrative expenses in the Debtor's case.

                 (n) The Debtor shall use its best efforts to prepare, propose and file a plan of reorganization in the Debtor's case as quickly as possible and in no event later than October 31, 1995 and to confirm such plan of reorganization no later than December 31, 1995.

                 6. Events of Default. "Event of Default", wherever used herein, means any one of the following events, unless waived in writing by the Secured Party:

                 (a) Any of the Secured Party's Collateral is converted by the Debtor, lost or stolen in any material amount, or not accounted for by the Debtor; or

                 (b) The Debtor fails to pay any cash proceeds of collateral to the Secured Party as herein provided or otherwise fail to make any payment required hereunder; or

                 (c) The Order entered by the Court approving the terms of this Stipulation, or any subsection or portion thereof, shall be vacated, reversed, or modified; or

                 (d) The Debtor fails to comply with any of its obligations under the Code or other applicable law, if such noncompliance has a material adverse impact on the Debtor's business or the Debtor's estate or to the Secured Party; or





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                 (e)      The Debtor fails to allow the Secured Party to
         conduct its customary audits of the Secured Party's Collateral during regular business hours; or

                 (f) The Debtor fails to timely deliver to Secured Party the reports required under paragraph 8 hereof, provided, however, that the Debtor may have until ten days after written notice from the Secured Party to deliver the reports required by paragraphs 8(b), (c) and (e) hereof; or

                 (g) The Debtor shall at any time discontinue or shall be ordered to discontinue the conduct of its business; or

                 (h) The automatic stay is terminated with respect to any other party permitting that party to proceed against any assets of the Debtor, or the Debtor assumes or rejects any executory contract, which has a material adverse impact on the Debtor's business or the Debtor's estate or the Secured Party; or

                 (i) The Debtor's Case shall be dismissed or converted to a Chapter 7 case ; or

                 (j) The Debtor fails to attain at least 60% of the cumulative, projected cash flows as set forth in the Budget attached hereto as Exhibit A; or

                 (k) Appointment of a trustee or examiner with expanded powers under 11 U.S.C. Section 1104; or

                 (l) The Debtor fails to comply with any representation, warranty, covenant contained in the Credit Agreement, Security Documents (except for the covenants related to the filing of a bankruptcy petition, solvency or financial covenants) or





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         herein, and the continuance of such failure following ten days written notice to the Debtor from the Secured Party.

As of the date of this Stipulation, the Secured Party is not aware of any failure or act which would constitute an Event of Default hereunder. The Secured Party acknowledges that a plan of reorganization may contain terms inconsistent with such representations, warranties and covenants but the Secured Party reserves all of its rights to object to such inconsistent terms. These Events of Default are exclusive and supersede those Events of Default stated in the Security Documents or Credit Agreement.

                 7. Secured Party's Remedies. In addition to the Secured Party's right to refuse to make New Loans and New L/C Guaranties as provided in paragraph 5(f),

                 (a) upon the occurrence of an Event of Default, all indebtedness of the Debtor to the Secured Party shall, at the Secured Party's option, become immediately due and payable, without notice or demand, and the Secured Party may immediately, without notice, demand or any period of grace, temporarily suspend or permanently cease making New Loans and issuing New L/C Guaranties pursuant to paragraph 5 hereof, and may withdraw its consent to the Debtor's use of cash collateral; and

                 (b) upon the occurrence of any Event of Default at the Secured Party's option and upon five business days notice to the Debtor, the Secured Party shall be entitled to an order from the Bankruptcy Court terminating the automatic stay of 11 U.S.C. Section 362 as to the Secured Party, which order the Debtor agrees may be entered.





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                 8.       Reporting.  The Debtor will make available to the
Secured Party all information required by the Credit Agreement and Security Documents, or as otherwise required by the Secured Party, including without limitation, the following items:

                 (a) as soon as available, a copy of each weekly cash flow statement;

                 (b) within 20 days after the end of each month, an operating statement for that month and asset and liability statement as at the end of that month;

                 (c) each day, (1) collection reports of accounts receivable and cash sales; and (2) a listing of new accounts receivable, along with, at the request of the Secured Party, each receivable's invoice documentation;

                 (d) on the first business day of each week, (1) a certificate setting forth the amount of New Loans and New L/C Guaranties outstanding hereunder, the amount of Prepetition Collateral, the Secured Party's Collateral and the Borrowing Base referred to in subparagraph 5(e), in each case as of the end of the previous week; and (2) reports on the aging of accounts receivable and accounts payable;

                 (e) immediately upon the sale, refinancing or other disposition of the Motor Coach, the Show Truck, any tractor, or any other item of machinery or equipment with a sales price in excess of $1,500, a certificate setting forth the amount of the net proceeds received from such sale, refinancing or other disposition.

                 9. Reservation of Rights. Except as otherwise expressly set forth herein, the Secured Party reserves and retains all rights it may have as to the Secured Party's Claim and the Prepetition Collateral and all rights against any and all other collateral security held by the Secured Party.





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                 10.      Modification of Prior Documents.  Except as expressly
modified, changed or amended by this Stipulation, all provisions of the Credit Agreement, Security Documents, and documents in favor of the Secured Party, remain in full force and effect.

                 11. Complete Agreement. This Stipulation sets forth the complete agreement of the parties. It may not be modified, waived or changed, except by a writing signed by the party to be bound thereto.

                 12. Binding Effect. This Stipulation is binding upon the parties and their respective successors and assigns, including but not limited to any successor entity under any plan of reorganization of the Debtor. Any trustee in this Chapter 11 case or any converted Chapter 7 case shall be bound by this Stipulation without prejudice, however, to such trustee's rights to challenge paragraph 1 hereof.

                 13. Expenses. The Debtor agrees to reimburse the Secured Party for all reasonable attorney's fees and legal expenses incurred by the Secured Party in connection with the negotiation, execution and delivery of this Stipulation or the making of any New Loan, or the collection, enforcement or protection of this Stipulation, the indebtedness evidenced hereby, or the security therefor.

                 14. Termination. Any termination of the Secured Party's consent to the use of cash collateral or of the Secured Party's obligation to extend New Loans or New L/C Guaranties shall not affect any rights or the validity, priority or effect of liens in the property of the Estate granted to the Secured Party during the period this Stipulation is in effect or the Debtor's agreement in paragraphs 3 and 7 hereof.





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                 15.      Stipulation Subject to Entry of Court Order.  This
Stipulation is subject to, and shall be effective only upon, entry of an order of the Court authorizing the Debtor to enter into and perform this Stipulation, including (without limitation) the provisions of paragraphs 3, 4 and 5 hereof, for which order the Debtor hereby applies to the Court. During the pendency of this case and prior to confirmation of a plan of reorganization, the United States Bankruptcy Court for the Western District of Oklahoma shall be the sole forum for resolving disputes between the Debtor and the Secured Party under the Stipulation.

                 16. Exit Financing. The Debtor has requested that the Secured Party provide financing to the Debtor after the confirmation of a plan of reorganization in the Debtor's Case (the "Exit Financing"). The Secured Party is willing to provide the Exit Financing on the following terms and conditions:

                 (a) The Debtor's plan of reorganization and the order confirming the plan shall provide for the continuing validity, enforceability and effectiveness of the Credit Agreement, Security Documents and documents related thereto on the same terms and conditions as existed before the commencement of the Debtor's Case, except as specifically set forth below. Without limitation of the foregoing, the Debtor's plan of reorganization and the order confirming the plan must provide for (i) the payment in full through the Exit Financing or otherwise of all amounts due to the Secured Party, whether incurred before, during or after the Debtor's Case,
         (ii) the continuation of all liens, claims and encumbrances in favor of the Secured Party on assets of the Estate and the reorganized Debtor, and (iii) the maintenance of the loan structure which existed before the commencement of the Debtor's Case.





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                 (b)      The Exit Financing shall expire and be repaid in full
         no later than the earlier of (i) one year after the date on which an order is entered in the case confirming a plan of Reorganization, or
         (ii) December 31, 1996.

                 (c) The Exit Financing will not be made available to the Debtor if an Event of Default has occurred under this Stipulation or if the Termination Date has occurred prior to the confirmation of the Debtor's plan.

                 (d) The Debtor must have delivered to the Secured Party, before the date of confirmation of the Debtor's plan, projections for operations of the Debtor through December 31, 1996 showing positive cash flow and positive net income, which projections shall be the basis for resetting the financial covenants in the Credit Agreement with respect to the Exit Financing.

                 (e) Interest shall accrue at an annual rate equal to two and one-half percent (2 1/2%) over the Base Rate. After default, interest shall accrue at four and one-half percent (4 1/2%) in excess of the Base Rate. All other fees, charges and other expenses shall be payable by the Debtor to the Secured Party as set forth in the Credit Agreement, Security Documents, and documents related thereto.

                 (f) The "Borrowing Base" shall return to the definition of such term in the Credit Agreement immediately prior to the commencement of the Debtor's Case.

                 (g) The Exit Financing shall be secured by a perfected security interest in all assets of the Debtor, and Don H. Freymiller shall acknowledge that the terms of the Exit Financing do not impair in any way the enforceability of the Guaranty as to the Exit Financing.

                 (h) The Debtor shall execute such documents as the Secured Party may deem appropriate or reasonable to evidence the terms set forth above and the continuing validity, enforceability and effectiveness of the Credit Agreement, Loan Documents and documents related thereto.

The Debtor is agreeable to all of the foregoing terms and conditions, and agrees that it will not propose a plan of reorganization which fails to include each of the foregoing terms.



Dated:   May 23, 1995

 Debtor's Counsel:                             Debtor:

                                               FREYMILLER TRUCKING, INC.
 /s/ Judy Hamilton Morse
 Judy Hamilton Morse
 Roger A. Stong                                By  /s/ Richard E. Kuehn
 Crowe & Dunlevy                                  Its Chief Financial Officer
 20 North Broadway, Suite 1800
 Oklahoma City, Oklahoma 73102
 Telephone (405) 720-6555

 Secured Party's Counsel:                      Secured Party:

 /s/ G. Blaine Schwabe, III                    NORWEST BUSINESS CREDIT, INC.
 G. Blaine Schwabe, III
 Mock, Schwabe, Waldo, Elder,
 Rooves & Bryant                               By /s/ Perry T. Larson
 211 North Robinson                               Its Vice President
 Oklahoma City, OK  73102

     and

 Michael R. Stewart
 Kathleen H. Sanberg
 Faegre & Benson, Professional Limited
 Liability Partnership
 2200 Norwest Center
 90 South Seventh Street
 Minneapolis, MN  55402-3901
 Telephone (612) 336-3000

                 The undersigned hereby agrees that the terms of the foregoing Stipulation do not impair in any way the enforceability of the undersigned's Guaranty dated February 11, 1993, as amended, in favor of the Secured Party as to the Secured Party's Claim and the New Loans.

                                               /s/ Don H. Freymiller
                                               Don H. Freymiller





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